As filed with the Securities and Exchange Commission on February 19, 2010
Registration No. 333-80647

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

THE PEPSI BOTTLING GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	One Pepsi Way	13-4038356
(State or other jurisdiction of	Somers, New York 10589	(I.R.S. Employer
incorporation or organization)	Telephone: (914) 767-6000	Identification No.)
(Address of Principal Executive Offices)
PBG LONG TERM SAVINGS PROGRAM
(Full title of the plan)
Steven M. Rapp
Senior Vice President, General Counsel and Secretary
The Pepsi Bottling Group
One Pepsi Way
Somers, New York 10589
Telephone: (914) 767-7971
(Name, address and telephone numbers,
including area code, of agent for service)
Copy to:
ROBERT M. LAROSE, ESQ.
Thompson Coburn LLP
One US Bank Plaza
St. Louis, Missouri 63101
Telephone: (314) 552-6000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

PART I
EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment No. 1 (the “Amendment”), relates to the Registration Statement on Form S-8 (the “Registration Statement”), File No. 333-80647, of The Pepsi Bottling Group, Inc. (the “Company”) which was filed with the Securities and Exchange Commission (the “Commission”) and became effective on June 14, 1999. The Registration Statement registered 2,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) for issuance pursuant to the PBG Long Term Savings Program (the “Plan”). This Amendment is being filed for the sole purpose of terminating the Registration Statement and deregistering any unissued shares previously registered under the Registration Statement and issuable under the Plan. The Company hereby removes from registration any and all unissued shares of Common Stock registered under the Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit No.	Description

24	Powers of Attorney*

*	Incorporated herein by reference to Exhibit 24 of the Registrant’s Annual Report on Form 10-K for the year ended December 27, 2008.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Somers, State of New York, on February 19, 2010.

The Pepsi Bottling Group, Inc.
By:	/s/ David Yawman
David Yawman
Vice President, Associate General Counsel and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric J. Foss* Eric J. Foss	Chairman of the Board of Directors and Chief Executive Officer	February 19, 2010

/s/ Alfred H. Drewes* Alfred H. Drewes	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	February 19, 2010

/s/ Thomas M. Lardieri* Thomas M. Lardieri	Vice President and Controller (Principal Accounting Officer)	February 19, 2010

/s/ Linda G. Alvarado* Linda G. Alvarado	Director	February 19, 2010

/s/ Barry H. Beracha* Barry H. Beracha	Director	February 19, 2010

/s/ John C. Compton* John C. Compton	Director	February 19, 2010

/s/ Ira D. Hall* Ira D. Hall	Director	February 19, 2010

/s/ Susan D. Kronick* Susan D. Kronick	Director	February 19, 2010

/s/ Blythe J. McGarvie* Blythe J. McGarvie	Director	February 19, 2010

/s/ John A. Quelch* John A. Quelch	Director	February 19, 2010

Signature	Title	Date

/s/ Javier G. Teruel* Javier G. Teruel	Director	February 19, 2010

/s/ Cynthia M. Trudell* Cynthia M. Trudell	Director	February 19, 2010

*	By: David Yawman, Attorney-in-Fact

/s/ David Yawman David Yawman